Exhibit 99.1

November 7, 2012	Edward Vallejo
Vice President, Investor Relations
T: 856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Vice President, Communications
T: 856-309-4546
maureen.duffy@amwater.com

AMERICAN WATER REPORTS THIRD QUARTER 2012 RESULTS,

DEMONSTRATING STRONG YEAR-OVER-YEAR GROWTH

•	Net income and diluted earnings per share from continuing operations increased approximately 20 percent quarter over quarter to $154.1 million or $0.87 per share

•	Revenues increased approximately 9 percent, or $70.9 million, over third quarter of previous year to $831.8 million

•	Operations sustained, employees committed to providing service throughout Hurricane Sandy

•	Company reaffirmed 2012 earnings guidance range of $2.12 to $2.22 per share for continuing operations

VOORHEES, N.J., November 7, 2012 – American Water Works Company, Inc. (NYSE: AWK), the largest publicly traded U.S. water and wastewater utility company, today reported increases in revenues, net income and earnings per share for the third quarter ended Sept. 30, 2012, as compared to the third quarter of 2011.

“We are pleased with the results American Water delivered this quarter,” said Jeff Sterba, president and CEO of American Water. “We continued to successfully deliver on our strategies for operational excellence, growth, and customer and shareholder value. From cash management and customer satisfaction to leveraging technology and best practices, to implementing the first phase of our business transformation project to new IT platforms, our year-to-date results demonstrate a business focused on continuous improvement. Most recently, our employees’ efforts to maintain service in states hit hard by Hurricane Sandy showed our ability to properly prepare and execute during an exceptionally difficult time that affected many people’s lives.”

For the three months ended Sept. 30, 2012, the company reported income from continuing operations of $154.1 million or diluted earnings per share of $0.87, compared with $128.5 million, or $0.73 per share, for the comparable period in 2011.

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AMERICAN WATER REPORTS THIRD QUARTER 2012 RESULTS

The company’s revenues increased $70.9 million to $831.8 million in the third quarter of 2012, a 9.3 percent increase over the comparable quarter in 2011. The company’s revenues increased $169.5 million to $2.2 billion for the first nine months of 2012, an 8.4 percent increase over the comparable period in 2011. A portion of the increase in revenues is associated with higher demand due to the hot, dry weather in the summer of 2012, particularly in the Eastern and Midwest portions of the company’s regulated footprint. The company believes the estimated impact continued to be approximately $0.13 to $0.16 per share for the nine months ended Sept. 30, 2012, of which $0.06 to $0.09 represents the impact during the first six months of 2012.

Total operation and maintenance (O&M) expenses for the three months ended Sept. 30, 2012, were $355.1 million, an increase of $14.8 million, or 4.3 percent, compared to the same period in 2011. Total O&M expenses for the nine months ended Sept. 30, 2012, were $992.7 million, an increase of $14.4 million, or 1.5 percent, over the comparable period in 2011.

Net cash provided by operating activities for the nine months ended Sept. 30, 2012, was $735.0 million, compared to $576.0 million for the same period in 2011, which was primarily driven by the increase in operating revenues and changes in working capital.

American Water anticipates investing approximately $925 million in construction and other capital projects in 2012 to help ensure reliable water and wastewater services. The company’s capital expenditures for the nine months ended Sept. 30, 2012, were $680.4 million, compared to $621.9 million for the same period in the prior year. The increase was mainly attributable to increased spending on infrastructure replacement projects in the first quarter due to the milder winter weather, expenditures associated with the company’s business transformation project to new IT platforms, the replacement of a 1920s era water treatment facility in Milburn, N.J., and a $101 million capital project in Pittsburgh, Pa.

Regulated Operations

American Water’s Regulated Businesses’ revenues in the third quarter increased by $68.4 million, or 10.0 percent, over the prior year’s period, mainly driven by new rates needed to deliver reliable services, increased consumption in the company’s Eastern and Midwestern states, and additional revenues associated with its acquisition of seven water systems in New York.

The Regulated Businesses’ O&M expenses increased $11.6 million, or 4.0 percent, over the prior year’s period, which is primarily attributed to increased consumption and incremental operating costs associated with the phase one launch period of the company’s business transformation project. The company’s continued focus on cost management and improving operational efficiency was also reflected in the third quarter results. The Regulated Businesses’ O&M efficiency ratio (a non-GAAP measure), improved to 40.9 percent from 44.9 percent for the 12 months ended Sept. 30, 2012.

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AMERICAN WATER REPORTS THIRD QUARTER 2012 RESULTS

American Water’s Regulated Businesses continued to prudently invest dollars to upgrade and maintain their water systems. During the third quarter, the company received a general rate case authorization in Illinois for additional annualized revenues of $17.9 million. Also during the third quarter, a regulatory decision was received in California American Water’s cost of capital application, generating an additional $4.4 million in annualized revenue. Subsequent to the quarter, a settlement agreement was approved for the company’s Tennessee general rate case, which allows for an additional $5.2 million in annualized revenues.

As of Oct. 31, the company was awaiting a final order for a general rate case in Virginia, requesting an additional $6.0 million in annual revenues, including a $0.3 million nonjurisdictional component. A proposed settlement of $2.3 million is currently pending approval by the Commission, which when combined with the $0.3 million, would provide a net increase of $2.6 million in revenues for the company. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary. The primary driver of the company’s rate requests is capital investments made to ensure reliable service to customers.

“Making efficient use of capital to invest in our water systems is core to our business. The improvements we have made over the years to successfully manage through major weather events, like last week’s hurricane, is just one example. That is why we are working with regulators to adopt mechanisms that accelerate needed improvements while being mindful of changes in rates,” said Sterba. “The recent approval of distribution surcharges in New Jersey will have a significant positive impact on the long-term reliability of water systems in the state with the added benefit of creating hundreds of jobs annually.”

American Water also continued to execute its growth strategy. During the quarter, the company acquired the water and wastewater systems serving customers in a home development near Branson, Mo. In October, the company completed two tuck-ins in Fayette County, Pa. In addition, Pennsylvania American Water entered into two agreements with XTO Energy to construct pipelines for supplying water to support shale gas drilling operations, as well as provide public water service to adjacent residential areas. Both projects are in partnership with XTO Energy and are located in Butler County. These projects will expand the critical infrastructure needed to support the region’s energy industry and help create jobs, while also bringing reliable public water service to residential communities where it doesn’t currently exist.

Market-Based Operations

American Water’s Market-Based Operations’ revenues and O&M expenses during the third quarter of 2012 both remained flat as compared to the comparable quarter in 2011.

During the quarter, American Water announced that its homeowner services business, American Water Resources, Inc., has been selected by the New York City Water Board as the official service line protection provider to homeowners. American Water Resources’ Water and Sewer Line Protection Programs will be available beginning in the first quarter of 2013 to an estimated 600,000 homeowners throughout the city’s five boroughs, making it the largest municipal partnered water and sewer line protection contract in the U.S.

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AMERICAN WATER REPORTS THIRD QUARTER 2012 RESULTS

Quarterly Dividend

On Sept. 3, 2012, the company made cash dividend payments of $0.25 per share to all shareholders of record as July 6, 2012. On Sept. 20, 2012, in recognition of the company’s performance, American Water’s Board of Directors declared a quarterly cash dividend of $0.25 per common share, payable on Dec. 3, 2012, to all shareholders of record as of Nov. 16, 2012.

Earnings Guidance

The company reaffirmed its 2012 earnings to be in the range of $2.12 to $2.22 per share for continuing operations, assuming normal weather patterns for the balance of the year. The company has included in this range $0.13 to $0.16 per share driven by the increased water sales experienced through the end of the third quarter.

The company’s earnings forecasts are subject to numerous risks, including those described under “Forward-Looking Statements” below and under “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011.

Non-GAAP Financial Measures

This press release includes a presentation of O&M efficiency ratio, which excludes from its calculation estimated purchased water revenues and purchased water expenses. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). The item constitutes a “non-GAAP financial measure” under Securities and Exchange Commission (SEC) rules. This non-GAAP financial measure supplements the company’s GAAP disclosures and should not be considered an alternative to the GAAP measure.

Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the company’s operating performance without giving effect to estimated purchased water revenues and purchased water expenses, which involve items that are not reflective of management’s ability to increase efficiency of the company’s regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company’s historical results, exclusive of estimated revenues and expenses related to purchased water.

Set forth below is a table that reconciles the non-GAAP financial measure to the most directly comparable GAAP financial measure.

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AMERICAN WATER REPORTS THIRD QUARTER 2012 RESULTS

Third Quarter 2012 Earnings Conference Call

The third quarter 2012 earnings conference call will take place Thursday, Nov. 8, 2012, at 9 a.m. Eastern Time. Interested parties may listen over the Internet by logging on to the Investor Relations page of the company’s website at www.amwater.com.

Following the earnings conference call, an audio archive of the call will be available through Nov. 15, 2012, by dialing 303-590-3030 for U.S. and international callers. The access code for replay is 4567592. The online archive of the webcast will be available through Dec. 10, 2012, by accessing the Investor Relations page of the company’s website located at www.amwater.com.

About American Water

Founded in 1886, American Water is the largest publicly traded U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs approximately 7,000 dedicated professionals who provide drinking water, wastewater and other related services to an estimated 15 million people in more than 30 states and parts of Canada. More information can be found at www.amwater.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events and may relate to, among other things, its future financial performance, including earnings, growth and portfolio optimization strategies, its ability to finance current operations and growth initiatives, trends in its industry, regulatory or legal developments, capital projects and rate adjustments. Actual results could differ materially because of factors such as the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness of regulatory commissions’ actions concerning rates; changes in laws, governmental regulations and policies, including environmental, health and water quality, and public utility regulations and policies; weather conditions, patterns or events, including drought or abnormally high rainfall; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; the company’s ability to effect significant changes to its business processes and corresponding technology; its ability to appropriately maintain current infrastructure and manage the expansion of its business; its ability to obtain permits and other approvals for projects; delays in project completion; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully acquire and integrate water and wastewater systems that are complementary to its operations and the growth of its business or dispose of assets or regulatory systems that the company determined should no longer be part of its portfolio; cost overruns relating to improvements or the expansion of its operations; changes in general economic, business and financial

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AMERICAN WATER REPORTS THIRD QUARTER 2012 RESULTS

market conditions; access to sufficient capital on satisfactory terms; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on the company’s current or future debt that could increase its financing costs or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase its cost and funding requirements; migration of customers into or out of its service territories; difficulty in obtaining insurance on acceptable terms and conditions; its ability to retain and attract qualified employees; the incurrence of impairment charges; labor actions including work stoppages and strikes; and civil disturbance, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts.

For further information regarding risks and uncertainties associated with American Water’s business, please refer to American Water’s annual, quarterly and other SEC filings. The company undertakes no duty to update any forward-looking statement.

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AMERICAN WATER REPORTS THIRD QUARTER 2012 RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Consolidated Statements of Income (Unaudited)

In thousands except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Operating revenues	$831,815	$760,869	$2,195,976	$2,026,457

Operating expenses
Operation and maintenance	355,126	340,339	992,707	978,317
Depreciation and amortization	96,219	88,323	280,652	262,543
General taxes	52,861	52,433	165,264	160,882
(Gain) loss on sale of assets	(31)	(1,635)	(657)	(1,339)

Total operating expenses, net	504,175	479,460	1,437,966	1,400,403

Operating income	327,640	281,409	758,010	626,054

Other income (expenses)
Interest, net	(76,616)	(78,562)	(236,000)	(233,222)
Allowance for other funds used during construction	3,735	3,696	13,173	9,059
Allowance for borrowed funds used during construction	1,548	1,586	5,942	3,988
Amortization of debt expense	(1,322)	(1,251)	(3,949)	(3,798)
Other, net	39	12	(242)	(463)

Total other income (expenses)	(72,616)	(74,519)	(221,076)	(224,436)

Income from continuing operations before income taxes	255,024	206,890	536,934	401,618
Provision for income taxes	100,913	78,395	216,908	157,607

Income from continuing operations	154,111	128,495	320,026	244,011
Income (loss) from discontinued operations, net of tax	(299)	8,927	(17,434)	754

Net income	$153,812	$137,422	$302,592	$244,765

Basic earnings per common share: (1)
Income from continuing operations	$0.87	$0.73	$1.81	$1.39

Income (loss) from discontinued operations, net of tax	—	0.05	(0.10)	—

Net income	$0.87	$0.78	$1.72	$1.39

Diluted earnings per common share: (1)
Income from continuing operations	$0.87	$0.73	$1.80	$1.38

Income (loss) from discontinued operations, net of tax	—	0.05	(0.10)	—

Net income	$0.86	$0.78	$1.70	$1.39

Average common shares outstanding during the period:
Basic	176,621	175,547	176,290	175,426

Diluted	177,841	176,593	177,486	176,422

Dividends per common share	$0.25	$0.23	$0.73	$0.90

(1)	Amounts may not sum due to rounding

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AMERICAN WATER REPORTS THIRD QUARTER 2012 RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Condensed Consolidated Balance Sheet Information (Unaudited)

In thousands

	September 30, 2012	December 31, 2011

Cash and cash equivalents	$18,531	$14,207
Other current assets	623,994	453,594
Total property, plant and equipment	11,534,327	11,021,098
Total regulatory and other long-term assets	2,422,683	2,357,634
Assets of discontinued operations	—	929,858

Total Assets	$14,599,535	$14,776,391

Short-term debt	$297,859	$515,050
Current portion of long-term debt	34,964	28,858
Other current liabilities	673,051	562,979
Long-term debt	5,203,867	5,361,084
Total regulatory and other long-term liabilities	2,946,441	2,719,070
Contributions in aid of construction	994,013	966,748
Liabilities of discontinued operations	—	382,218
Total stockholders’ equity	4,449,340	4,240,384

Total Capitalization and Liabilities	$14,599,535	$14,776,391

Regulated Operations and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

In thousands

	Twelve Months Ended September 30,
	2012	2011

Total Operation and Maintenance Expenses	$1,316,184	$1,320,513
Less:
Operation and maintenance expenses - Market-Based Operations	280,366	271,308
Operation and maintenance expenses - Other	(60,023)	(64,499)

Total Regulated Operation and Maintenance Expense	1,095,841	1,113,704
Less: Regulated purchase water expense (a)	107,218	97,901

Adjusted Regulated Operation and Maintenance Expenses	$988,623	$1,015,803

Total Operating Revenues	$2,835,755	$2,652,230
Less:
Operating revenues - Market-Based Operations	333,216	321,044
Operating revenues - Other	(21,485)	(29,011)

Total Regulated operating revenues	2,524,024	2,360,197
Less: Regulated purchase water revenues (a)	107,218	97,901

Adjusted Regulated Operating Revenues	$2,416,806	$2,262,296

Regulated Operations and Maintenance Efficiency Ratio	40.9%	44.9%

(a)	Calculation assumes purchased water revenues approximate purchased water expenses.

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